ARMOUR RESIDENTIAL REIT, Inc. Company Update June 19, 2015

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

Monthly Commentary 3 On June 18th the Company announced a reverse stock split and the expected dividend rates for Q3 2015 (an excerpt of that press release is on the following page). Since our last monthly update: We rolled $850 million of our FNMA dollar roll position from June to August, as well as increasing our total dollar roll position for August by an additional $250 million, at a price we see as picking up around 70 basis points over owning the assets outright and financing the assets. Our total dollar roll position is now $1.6 billion (face amount) or 10.65% of our portfolio (see page 10). We sold $492.6 million market value of Fannie Mae 30 year 3.5% and 4.0% and $260.2 million market value of Fannie Mae 15 year 3.0%. We swapped $2 billion of current pay five year swaps for $2 billion of forward starting five year swaps which begin in October 2015. We added $250 million each of one year forward starting seven year and ten year swaps. In the second quarter of 2015, the Company has purchased back a total of 2,200,157 common shares of “ARR.”

4 Excerpt From 6/18 Press Release ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES EXPECTED INCREASED COMMON STOCK DIVIDENDS IN Q3 2015; REVERSE STOCK SPLIT VERO BEACH, Fla. – June 18, 2015 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today announced that it expects to increase common stock dividends in Q3 2015 and that its Board of Directors has approved a reverse stock split of ARMOUR’s outstanding shares of common stock at a ratio of one-for-eight. One-for-Eight Reverse Stock Split The reverse stock split is scheduled to take effect at about 5:00 p.m. Eastern Time on July 31, 2015 (the “Effective Time”). At the Effective Time, every eight issued and outstanding shares of common stock of the Company will be converted into one share of common stock of the Company. In addition, at the Effective Time, the number of authorized shares of common stock will also be reduced on a one-for-eight basis. The par value of each share of common stock will remain unchanged. Trading in ARMOUR’s common stock on a split adjusted basis is expected to begin at the market open on August 3, 2015. ARMOUR’s common stock will continue trading on the NYSE under the symbol “ARR” but will be assigned a new CUSIP number. The Company believes that existing stockholders will benefit from the ability to attract a broader range of investors as a result of the reverse stock split and a higher per share stock price. In this regard, the Company notes that the average book value of ARMOUR’s common stock over the last five trading sessions was approximately $4.00 per share, which is approximately 28% above last night’s closing price of $2.87. As a result of the reverse stock split, the number of outstanding shares of ARMOUR’s common stock will be reduced from approximately 350,000,000 to approximately 43,750,000. Concurrently, the authorized number of shares of common stock will be reduced from 1,000,000,000 to 125,000,000. Continued on next page

5 Excerpt From 6/18 Press Release (cont.) No fractional shares will be issued in connection with the reverse stock split. Instead, each stockholder holding fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the average closing price of ARMOUR’s common stock on the NYSE for the three consecutive trading days ending on July 31, 2015. The reverse stock split will apply to all of ARMOUR’s authorized and outstanding shares of common stock as of the Effective Time. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company, ARMOUR’s transfer agent, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split. Q3 2015 Common Stock Dividends The Board of Directors of ARMOUR today announced the Company’s expected third quarter 2015 cash dividend rates per common share as set forth below. Month Dividend Holder of Record Date Payment Date July 2015 $0.04 July 15, 2015 July 27, 2015 August 2015 $0.33 August 17, 2015 August 27, 2015 September 2015 $0.33 September 15, 2015 September 28, 2015 The expected July 2015 dividend rate of $0.04 per common share, which is the same as the Q2 2015 dividend rate, does not reflect the effect of the reverse stock split and would be equivalent to $0.32 per common share on a basis reflecting the one-for-eight reverse stock split. After the completion of the reverse stock split on July 31, 2015, ARMOUR’s August 2015 and September 2015 dividend rates are expected to be set at $0.33 per share. As a result, the aggregate dividends per common share that ARMOUR expects to pay in Q3 2015 is an increase over the aggregate dividends per common share that the Company paid in Q2 2015.

ARMOUR Monthly Metrics 6 (1) Some of the data may be based on information preceding the date of the report (i.e., closing prices). (2) Leverage does not include TBA dollar rolls and is based on the most recent audited financial statements available in the 10Q/10K at the time of the report. (3) $0.04 dividend payable has been subtracted from the book value range. Quarter Asset Yield Cost of Funds Net Interest Margin Q1 2014 3.20 1.37 1.82 Q2 2014 2.85 1.40 1.46 Q3 2014 2.68 1.25 1.43 Q4 2014 2.71 1.44 1.27 Q1 2015 2.72 1.52 1.20 Report Date (1) April 15 2015 May 8 2015 June 18 2015 Common Stock Price $3.18 $3.03 $2.92 Estimated Book Value Range $4.09 - $4.13 $4.12 - $4.16 $3.96-$4.00(3) Common Shares Outstanding 352,375,305 351,266,624 350,183,621 Preferred A Shares Outstanding 2,180,572 2,180,572 2,180,572 Preferred B Shares Outstanding 5,650,000 5,650,000 5,650,000 Asset Balance Sheet Duration 3.90 4.37 4.60 Hedge Balance Sheet Duration -3.78 -3.69 -3.97 Net Balance Sheet Duration 0.11 0.68 0.63 Leverage(2) 7.8 8.2 8.1 Rates DV01 182,000 1,100,000 973,000 Spread DV01 8,020,000 8,547,000 8,217,000 FNCL 3.5 Price 05.20 104.39 103.20 FNCI 3.0 Price 05.11 104.36 103.70 10 Yr Treasury Yield 1.89% 2.18% 2.34%

ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing.(1) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 7 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. • Accretive fee structure: effective fee percentage declines as equity increases. Common Stock Dividend Policy Capitalization • 350,183,621 shares of common stock outstanding (NYSE: “ARR”). • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Estimated book value of common stock of $1.4 billion. • Preferred stock par value of $195.8 million • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of core and taxable REIT income. Information as of 6/18/2015. (1) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology.

ARMOUR Balance Sheet Targets ARMOUR invests in Agency mortgage securities. Net balance sheet weighted average duration target of 1.5 or less. • 4.60 gross asset duration. • -3.97 hedge duration. • 0.63 net balance sheet duration. Hedge a minimum of 40% of assets and funding rate risk. • $12.7 billion in hedges (swaps). • 82.0% of assets hedged (40.8% with current paying swaps). • 94.5% of repurchase agreements hedged (47.0% with current paying swaps). Hold 40% of unlevered equity in cash between prepayment periods. • $863.3 million in total liquidity. • $339.4 million in true cash. • $353.8 million in unlevered securities. • $170.1 million in short term Agency P&I. Long term debt to equity target of 8x - 9x. • $13.4 billion in net REPO borrowings. • 8.1x Q1 2015 shareholders’ equity (not including TBA dollar rolls). 8 Assets Duration Hedging Liquidity Leverage Information as of 6/18/2015.

ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

➢ **Diversify Broadly**
- Diversification limits idiosyncratic pool risk.
- Over 1300 cusips.

➢ **Highly Liquid Assets**
- Purchase those Agency securities that are highly liquid (easily traded and priced).
- ARMOUR purchases "pass-through" securities.
- No collateralized mortgage obligations ("CMOs").

➢ **Diversified Sources**
- Source assets through a mix of direct purchases from:
  - Originators.
  - Dealer inventories.
  - Institutional investors.

➢ **Loan Analysis – Inelasticity vs. Elasticity**
- Credit work on non-credit assets.
- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 79% of our 15yr MBS are between 85K – 175K loan balances.

➢ **Pool Analysis**
- Prepayment history.
- Prepayment expectations.
- Premium over par.
- "Hedgability."
- Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 6/18/2015.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class	% of Total ARR Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.9%	$ 132.5	104.5%	105.0%	2.74/3.26	1.16
Agency Multifamily Ballooning in 120 Months or Less	15.0%	$ 2,319.4	102.6%	101.7%	3.07/4.13	7.65
Fixed Rates Maturing in 120 Months or Less	0.3%	$ 47.0	104.4%	106.2%	4.05/4.43	2.67
Fixed Rates Maturing Between 121 and 180 Months	35.1%	$ 5,418.1	104.6%	105.2%	3.33/3.81	3.79
Fixed Rates Maturing Between 181 and 240 Months	30.8%	$ 4,756.0	106.1%	105.2%	3.66/4.17	3.80
Fixed Rates Maturing Between 241 and 360 Months	7.4%	$ 1,137.0	106.9%	106.7%	4.02/4.49	5.06
FNCL 3.5 TBA	10.7%	$ 1,646.3	103.5%	102.9%	3.50/3.50	5.06
Total or Weighted Average	100.0%	$ 15,456.3	104.8%	104.5%	3.46/4.05	4.57

	Duration Contribution to Balance Sheet (1)
Agency Assets	4.60
Interest Rate Swaps	-3.97
Net Balance Sheet Duration	0.63

	Amount (millions)	Total Hedge % (Current Paying)	Total Hedge % (All Hedges)
Assets	$ 15,456.3	40.8%	82.0%
Net Repo Balance	$ 13,409.0	47.0%	94.5%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

(1) The duration contribution to the balance sheet is based on effective duration and market value.

Information as of 6/18/2015. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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ARMOUR Hedge Portfolio 11 Information as of 6/18/2015. Some totals may not foot due to rounding. Current Paying Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 8 2,675.0$ 1.15 Interest Rate Swap 13-24 Months 14 600.0$ 1.26 Interest Rate Swap 25-36 Months 28 650.0$ 0.80 Interest Rate Swap 37-48 Months 0 -$ 0.00 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 0 -$ 0.00 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 92 1,375.0$ 2.11 Interest Rate Swap 97-108 Months 0 -$ 0.00 Interest Rate Swap 109-120 Months 115 1,000.0$ 2.66 Interest Rate Swap 121-132 Months 0 -$ 0.00 Interest Rate Swap 132-144 Months 0 -$ 0.00 Total or Weighted Average 46 $ 6,300.0 1.57 Forward S arting Weighted Average Months to Start Weighted Average Underlying Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 11 24 400.0$ 1.29 Interest Rate Swap 5 49 2,350.0$ 1.47 Interest Rate Swap 9 72 1,025.0$ 2.05 Interest Rate Swap 12 84 250.0$ 2.28 Interest Rate Swap 9 120 2,350.0$ 2.33 Total or Weighted Average 8 79 $ 6,375.0 1.90

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 12 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	BNP Paribas Securities Corp.	$	1,092.9	8.1%	145	57	133
2	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	997.3	7.3%	60	38	62
3	Mitsubishi UFJ Securities (USA), Inc.	$	948.1	7.0%	85	44	83
4	Morgan Stanley & Co. LLC	$	915.0	6.7%	61	43	61
5	Wells Fargo Securities	$	881.0	6.5%	30	16	27
6	J.P. Morgan Securities LLC	$	833.2	6.1%	84	30	53
7	ICBC Financial Services LLC	$	730.8	5.4%	74	43	62
8	Citibank, N.A.	$	700.0	5.2%	366	206	270
9	The Bank of Nova Scotia	$	653.7	4.8%	77	32	75
10	ABN AMRO Bank N.V.	$	472.3	3.5%	94	59	176
11	The Bank of New York Mellon	$	450.0	3.3%	344	81	104
12	Daiwa Securities America Inc.	$	449.1	3.3%	67	28	62
13	ING Financial Markets LLC	$	427.6	3.1%	45	20	27
14	Royal Bank of Canada	$	418.1	3.1%	61	34	53
15	E D & F Man Capital Markets Inc.	$	416.9	3.1%	92	70	84
16	Nomura Securities International, Inc.	$	317.2	2.3%	69	56	74
17	KGS-Alpha Capital Markets, L.P.	$	311.0	2.3%	40	27	29
18	UBS Securities LLC	$	298.0	2.2%	62	54	60
19	Mizuho Securities USA Inc.	$	273.6	2.0%	92	91	91
20	South Street Securities LLC	$	249.4	1.8%	31	4	4
21	TD Bank, N.A.	$	243.6	1.8%	75	33	40
22	CRT Capital Group LLC	$	204.4	1.5%	90	67	67
23	Societe Generale	$	201.2	1.5%	86	67	69
24	Citigroup Global Markets Inc.	$	198.4	1.5%	75	33	60
25	Barclays Capital Inc.	$	195.8	1.4%	91	87	91
26	Natixis Financial Products LLC	$	179.9	1.3%	61	35	46
27	Pierpont Securities LLC	$	141.0	1.0%	40	18	60
28	Guggenheim Securities, LLC	$	133.9	1.0%	30	27	27
29	Deutsche Bank Securities Inc.	$	127.5	0.9%	31	11	22
30	Credit Suisse Securities (USA) LLC	$	70.6	0.5%	92	1	1
31	Goldman, Sachs & Co.	$	42.8	0.3%	31	4	4
	Total or Weighted Average	$	13,574.2	100.0%	98	51	

Weighted Average Repo Rate	0.39%
Weighted Average Haircut	4.79%

June Paydowns	(165.2)
Net REPO after Paydowns	13,409.0
Debt to Q1 2015 Shareholders' Equity Ratio	8.1

(1) ARMOUR has signed MRAs with 41 counterparties.

Information as of 6/18/2015.
Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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14 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340